UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 22, 2018
GLOWPOINT, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-35376 (Commission File Number)	77-0312442 (IRS Employer Identification No.)

1776 Lincoln Street, Suite 1300
Denver, Colorado 80203
(Address of principal executive offices, zip code)
(303) 640-3838
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

As of January 25, 2018, Glowpoint, Inc., a Delaware corporation (the “Company”), had outstanding principal and accrued interest under its Business Loan and Security Agreement, dated July 31, 2017 (the “Super G Agreement”), by and among the Company and GP Communications, LLC, a Delaware limited liability company (the “Subsidiary”), as borrowers, and Super G Capital, LLC, a Delaware limited liability company (the “Lender”), as lender, in the aggregate amount of $1,269,453.

On January 25, 2018, the Company, the Subsidiary and the Lender entered into a payoff letter that terminated the Super G Agreement and the Warrant to Purchase Shares of Common Stock, dated July 31, 2017, by and between the Company and the Lender, in exchange for total cash payments from the Company of $1,269,453 (the “Super G Payoff”). The Company funded the Super G Payoff with the net proceeds of its previously disclosed offering of 1,750 shares of 0% Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred”).

The Series C Preferred were offered and sold pursuant to a prospectus supplement dated January 22, 2018 and an accompanying base prospectus dated January 28, 2016 relating to the Company’s existing shelf registration statement on Form S-3 (333-209013) that was declared effective by the Securities and Exchange Commission on January 28, 2016.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation to purchase, any securities of the Company.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Under the terms of the Series C Preferred, the ability of the Company to pay dividends on or make distributions with respect to its common stock or any preferred stock ranking on parity with or junior to the Series C Preferred is subject to restriction in the event the Company does not declare and either pay or set aside a sum sufficient for the payment of any such dividend or distribution on the Series C Preferred.

The terms of the Series C Preferred are more fully described in the Certificate of Designations, Preferences and Rights (the “Certificate of Designations”) of the Series C Preferred, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 22, 2018, the Company filed the Certificate of Designations with the Secretary of State of the State of Delaware amending its Certificate of Incorporation to establish the Series C Preferred and the number, relative rights, preferences and limitations thereof. Pursuant to the Certificate of Designations, 1,750 shares of preferred stock have been designated as Series C Preferred, and each of the shares of Series C Preferred (the “Preferred Shares”) initially is convertible, at the election of the holder, into a number of shares of the Company’s common stock equal to the stated value of the Preferred Share, which is $1,000, subject to specified adjustments, plus any accrued and unpaid dividends thereon (collectively, the “Base Amount”), divided by the Conversion Price, which is $0.30 per share, subject to specified adjustments (the “Conversion Price”). Based on the initial Conversion Price, approximately 5,833,333 shares of common stock would be issuable upon conversion of all of the Preferred Shares. A holder of Preferred Shares shall have no right to convert any portion of the Preferred Shares to the extent that, after giving effect to such conversion, the holder would beneficially own in excess of 4.99% (or, at the election of a holder after providing 61 days’ prior written notice to the Company, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon such conversion.

Holders of Preferred Shares shall be entitled to receive dividends when and as declared by the Company’s board of directors, from time to time, and shall participate on an “as converted” basis with all dividends declared on the Company’s common stock.

Upon the Company’s liquidation, the holders of Preferred Shares are entitled to receive in cash out of the assets of the Company, after payment of the liquidation preference for any outstanding shares of senior preferred stock (including the Company’s outstanding Series A-2 preferred stock), but before any amount is paid to the holders of any of shares of junior stock and pari passu with any parity stock then outstanding (including the Company’s outstanding Series B preferred stock), an amount per share equal to the greater of (1) the Base Amount and (2) the amount per share such holder would receive if such holder converted the Preferred Share into common stock immediately prior to the date of such payment.
Except as required by law or the Company’s Certificate of Incorporation, including certain protective provisions in the Certificate of Designations, holders of Preferred Shares have the same voting rights as holders of common stock, voting together as one class on an as-converted basis as if converted at a conversion price of $0.33 per share, subject to beneficial ownership limitations.
Subject to limited exceptions, for as long as at least $500,000 of stated value of Series C Preferred remain outstanding and unconverted (subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations and subdivisions or similar events occurring after the date of the Purchase Agreement with respect to the Series C Preferred), the Company shall not issue any common stock or convertible securities (or modify any of the foregoing that may be outstanding) to any person at a price per share less than $0.30, or incur any debt, without the express written consent of the Lead Investor.
The foregoing description of the Certificate of Designations is not complete and is qualified in its entirety by reference to the complete text of the Certificate of Designations filed herewith as Exhibit 3.1, which is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On January 25, 2018 the Company issued a press release announcing the closing of its previously announced offering of Preferred Shares. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
In accordance with General Instruction B.2 of Form 8-K, the information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.
Item 8.01 Other Events.
The Company is filing as Exhibit 5.1 to this Current Report an opinion of Arnold & Porter Kaye Scholer LLP, special legal counsel to the Company, issued to the Company as to the validity of the Preferred Shares offered by the Company and registered pursuant to the Company’s existing shelf registration statement on Form S-3 (333-209013) that was declared effective by the Securities and Exchange Commission on January 28, 2016.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designations of the 0% Series C Convertible Preferred Stock.

5.1	Opinion of Arnold & Porter Kaye Scholer LLP.

23.1	Consent of Arnold & Porter Kaye Scholer LLP (included in Exhibit 5.1).

99.1	Press Release of Glowpoint, Inc. dated January 25, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOWPOINT, INC.
Date: January 25, 2018	By:	/s/ David Clark
Name: David Clark
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designations of the 0% Series C Convertible Preferred Stock.

5.1	Opinion of Arnold & Porter Kaye Scholer LLP.

23.1	Consent of Arnold & Porter Kaye Scholer LLP (included in Exhibit 5.1).

99.1	Press Release of Glowpoint, Inc. dated January 25, 2018.

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